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FREE CASH FLOW
(DOLLARS IN MILLIONS)                                                           Exhibit 99.2
---------------------------------------------------------------------------------------------------

                                                    Nine Months Ended     Nine Months Ended
                                                      May 31, 2003          May 31, 2002
                                                      (Estimated)             (Actual)
Net Income                                                37.8                  36.0

Depreciation and amortization                             18.1                  16.0

Other adjustments to
  reconcile net income to
  net cash provided by
  operating activities                                     7.9                    .1

Changes in operating
  assets and liabilities:
    Accounts receivable, net                               3.8                   1.4
    Inventories                                            3.6                   4.4
    Other                                                 (5.4)                 (1.8)
                                                           ---                   ---

Net cash provided by operating activities                 65.8                  56.1

Capital expenditures                                     (11.0)                (17.6)

Dividends                                                 (4.8)                 (4.4)
                                                           ---                   ---

Free cash flow                                            50.0                  34.1

                                                                                      ARROW
                                                                                      INTERNATIONAL

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